Exhibit 10.45.1

L.B. FOSTER COMPANY

MEDICAL REIMBURSEMENT
PLAN

MRP2

Summary Plan Description
As Amended and Restated Effective January 1, 2006

LE 01/17/06

MEDICAL REIMBURSEMENT PLAN OF BENEFITS

Maximum Yearly Benefit for Plan – MRP2                                                                                                           $6,000
Maximum Lifetime Maximum for Substance Abuse                                                                                                                     $25,000

Medical Reimbursement Plans provide Benefits for in-network covered services allowed, but not covered in their entirety by the Premium Medical and Dental Plans. Deductibles and Co-payments may be reimbursed by these Plans, up to the Usual, Reasonable and Customary Charge. Services for which coverage is limited by the Premium Plan, such as Orthodontics, may be reimbursed up to the Reasonable and Customary charge. Penalties for failure to Pre-notify or charges declined due to a Pre-Existing Condition are not allowable under these Plans, as well as charges above any limits set by the Medical Reimbursement Plans.

Additionally, the Medical Reimbursement Plans contain provisions for vision care as listed in this schedule.
Schedule of Benefits for MRP2

Benefits
Benefit Percentage: Medical Plan Pays Covered Person Pays	100% 0%

Benefits and Services	Plan Pays	COMMENTS
HOSPITAL BENEFIT
Inpatient Hospital Services	100% of UCR	Pre-notification required. Benefit based on Semi-private room rate.
Outpatient Hospital	100% of UCR
Skilled Nursing Facility	100% of UCR	Pre-notification required.
Emergency Room	100% of UCR	Non-emergency care is not covered.
MENTAL HEALTH & SUBSTANCE ABUSE BENEFITS
Inpatient Mental Health Treatment	100% of UCR	Pre-notification required.

Outpatient Mental Health Treatment including Psychological Testing	100% of UCR
Inpatient Substance Abuse Treatment	100% of UCR	Pre-notification required.
Outpatient Substance Abuse Treatment	100% of UCR	Limited to 50 paid visits per year.
MISCELLANEOUS SERVICES AND SUPPLIES
Home Health Care	100% of UCR
Hospice Care Inpatient	100% of UCR	Pre-notification required.
Hospice Care Outpatient	100% of UCR
Bereavement Counseling	100% of UCR
Ambulance Service	100% of UCR
Durable Medical Equipment	100% of UCR
Other outpatient care	100% of UCR
PROFESSIONAL SERVICES BENEFIT
Physician’s visits • Office Visit • Inpatient Hospital Visit or Consultation • Allergy • Other Covered Injections	100% of UCR 100% of UCR 100% of UCR 100% of UCR
Second Surgical Opinion	100% of UCR	If a second surgical opinion is required by Utilization Review but not obtained, the penalty will not be allowed under these Plans.
Obstetrics & Newborn Care	100% of UCR

Surgical Services	100% of UCR	Includes surgeon and facility. Pre-notification required for all inpatient and outpatient surgical procedures. Pre-notification not required for office surgery.
Transplant Services	100% of UCR	Donor/Procurement related to a transplant is NOT COVERED.
Diagnostic Laboratory & X-ray Expenses	100% of UCR
Supplemental Accident Benefit	100% of UCR
REHABILITATION THERAPY
Chiropractic Care	100% of UCR
Acupuncture Treatment	NOT COVERED
Temporomandibular Joint Disorders (TMJ)	NOT COVERED
Cardiac Rehabilitation	100% of UCR	Pre-notification required.
Chemotherapy	100% of UCR
Radiation Therapy	100% of UCR
Respiratory Therapy	100% of UCR
Speech Therapy	100% of UCR
Physical Therapy	100% of UCR
Occupational Therapy	100% of UCR
PREVENTIVE CARE
Well Care • Physical Exam • Other Well Services	100% of UCR 100% of UCR
Mammogram	100% of UCR
GYN & Pap	100% of UCR

PSA testing	100% of UCR
Well Child Care includes reimbursement for the following services: office visits, physical examination, laboratory tests, x-rays, immunizations and cancer screenings.

DENTAL BENEFITS
Preventive Services	100% of UCR
Basic Services	100% of UCR
Major Services	100% of UCR
Orthodontics	100% of UCR
VISION BENEFITS
Exams	100% of UCR	Limited to 1 per 12 months.
Frames	100% of UCR	Limited to 2 pair per 24 months. $135 maximum.
Lenses	100% of UCR	Limited to 2 pair per 24 months. Includes polycarbonate lens material for children under 19 Includes lenses coating
Contacts	100% of UCR	Limited to 1 pair per 12 months. $100 maximum
Disposable Contacts	100% of UCR	Limited to $100 maximum per 12 months.
PRESCRIPTION BENEFITS
Retail or Mail Order Prescriptions	100% of UCR	Reimbursable after prescription deductible has been met.

Benefits for this coverage may be increased if a prescription change occurs.  Also, if a medical condition requires more frequent services, these Benefits may be increased to meet that requirement.  Any such condition will have to be documented by a letter of Medical Necessity.

EXCLUSIONS FOR MEDICAL REIMBURSEMENT PLANS
(In addition to those outlined in the Group Insurance Plan Medical Exclusions and Limitations)

Medical Exclusions
Amounts over the Usual, Reasonable and Customary Charge;

Charges already paid by the L.B. Foster Company’s basic medical and dental plans;

Charges that are not covered in part by the L.B. Foster Company’s medical and dental Plans, unless specifically stated in the Schedule of Benefits;

Out-of-network Services will not be paid under this Plan.

Penalties accessed for non-compliance assessed with Utilization Review Requirements.

Vision Exclusions
Non-prescription eye glasses;

Oversized  lenses, special tinting, special polishing.

Prescription Exclusions
Covered Prescription Drugs
•	Drugs prescribed by a physician that require a prescription by federal law unless otherwise excluded.
•	All compound medications containing at least one prescription ingredient in a therapeutic amount.
•	Insulin when prescribed by a physician; needles, syringes and diabetic supplies, i.e. blood test strips, lancets, alcohol swabs, diabetic meters.
•	Oral contraceptives
•	Immunosuppressants
•	Dermatological agents used to treat acne
•	Immune Response Modifiers, such as. Betaseron, Avonex and Copaxone and Rebif
•	Oral and injectable sexual dysfunction drugs

      Limits to Covered Prescription Drug Benefit
The covered benefit for any one prescription will be limited to:
•	The quantity limits established by the plan
•	Refills only up to the time specified by a physician
•	Refills up to one year from the date of order by a physician
•	Certain prescription drugs require prior-authorization. A partial list is below:
-All anabolic steriods
-Drugs to treat Attention Deficit Hyperactivity Disorder or Narcolepsy
-Remicade for treatment of Crohn’s Disease

-Infertility Drugs are limited to 7 cycles per lifetime; 30 days supply per prescription
-Dermatological agents used to treat acne over the age of 25
-Xolair
-Synagis
-Lotronex; Zelnorm
-Synvisc; Hylagan  Limit to 2 cycles of injections per lifetime
-Weight Loss medications (dx of morbid obesity)
-Migraine Medications are limited to the manufacturer or FDA standard guidelines
-Toradol;Stadol NS (quantity limits will apply)

Excluded Prescription Drugs
•
Over the Counter products that may be bought without a written prescription or their equivalents. This does not apply to injectable insulin, insulin syringes and needles and diabetic supplies, which are specifically included.

•
Devices of any type even though such devices may require a prescription. This includes (but not limited to) therapeutic devices or appliances such as Implantable insulin pumps and ancillary pump products.

•	Immunization Agents, biological serum, biological immune globulins and vaccines.
•	Implantable time-released medications.
•	Experimental or Investigational Drugs or drugs prescribed for experimental, Non-FDA approved, indications.
•	Drugs approved by the FDA for cosmetic use only, i.e. Renova
•	Compound chemical ingredients or combination of federal legend drugs in a Non FDA approved dosage form.
•	Nutritional Supplements except for metabolic conditions only.
•	Weight loss medications
•	Injectable arthritis medications: Enbrel, Kineret, Humira and Remicade
•	Influenza medications
•	Growth Hormones
•	Miscellaneous supplies, i.e. batteries, logbooks, adapters, videotapes
•	Hair reduction agents or hair replacement agents, i.e. Propecia or Vaniqa
•	Fluoride
•	Ceredase, Cerezyme
•	Xyrem
•	Pravigard
•	Sarafem
•	Blood Products and blood factor
•	Amieve and Raptiva
•	Any prescription that you are entitled to receive without charge from any Workers Compensation or similar law or municipal state or Federal program.
•	Charges for the administration of a drug by an attending physician
•
Charges for medication that is to be taken by or administered to you, in whole or part, while you are a patient in a licensed hospital, rest home, sanitarium, extended care facility, convalescent hospital or nursing home.

•	Drugs for tobacco dependency.
•	Cosmetic drugs, even if ordered for non-cosmetic purposes.
•	Charges for giving or injecting drugs.